UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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☒	Preliminary Proxy Statement
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Endologix, Inc.
Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENDOLOGIX, INC.
11 Studebaker
Irvine, California 92618
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 22, 2014
_________________________
To the Stockholders of Endologix, Inc.:
You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Endologix, Inc., a Delaware corporation. The annual meeting will be held on Thursday, May 22, 2014, at 8:00 a.m., Pacific time, at our offices at 11 Studebaker, Irvine, California 92618 for the following purposes, as more fully described in the accompanying proxy statement:
1.    To elect Daniel Lemaitre to serve as the Class I member of our board of directors for a term of three years, expiring upon the 2017 annual meeting of stockholders, and until his successor is duly elected and qualified;
2.    To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;
3.     To amend our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock thereunder from 75,000,000 to 100,000,000 and to increase the total number of authorized shares of our capital stock from 80,000,000 to 105,000,000;
4.    To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and
5.    To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.
Only stockholders of record at the close of business on April 14, 2014 are entitled to vote at the annual meeting or any adjournment or postponement thereof.
You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, you are urged to complete, sign, date and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Any stockholder attending the annual meeting may vote in person even if he or she previously voted by proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a legal proxy issued in your name from that record holder.

Sincerely,

John McDermott Chief Executive Officer and Chairman of the Board

Irvine, California
April 18, 2014

_____________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2014.
The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2013 are available at http://www.endologix.com/materialsproxyvote/.
Your vote is important. To vote your shares by proxy you may do any of the following:

•	Vote at the Internet site address listed on your proxy card;

•	Call the toll-free number listed on your proxy card; or

•	Sign, date and return in the envelope provided the enclosed proxy card.
If you choose the third option, please do so promptly to ensure your proxy arrives in sufficient time.

_________________
PROXY STATEMENT
_________________
INFORMATION CONCERNING SOLICITATION AND VOTING
The enclosed proxy is solicited on behalf of our board of directors for use at the 2014 annual meeting of stockholders to be held on May 22, 2014 at 8:00 a.m., Pacific time, at our offices at 11 Studebaker, Irvine, California 92618, at which time stockholders of record as of April 14, 2014 will be entitled to vote. On April 14, 2014, we had 64,013,757 shares of common stock outstanding.
We intend to mail this proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ending December 31, 2013 on or about April 22, 2014 to all stockholders entitled to vote at the annual meeting. These materials and directions to attend the annual meeting, where you may vote in person, are available on the Internet at http://www.endologix.com/materialsproxyvote/. Our principal executive offices are located at 11 Studebaker, Irvine, California 92618.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Who may vote at the annual meeting?
Only stockholders of record as of the close of business on April 14, 2014 are entitled to vote at the annual meeting. As of the record date, there were 64,013,757 shares of our common stock outstanding and entitled to vote, held by 199 holders of record.
What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?
Stockholder of Record
If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or you may vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote your shares. If you received a proxy card by mail, you may submit your proxy card by completing, signing, dating and mailing your proxy card in the envelope provided.
Beneficial Owner of Shares Held in Street Name
If, on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered to be the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid legal proxy from your broker, bank, or other nominee.
How many votes do I have?
You have one vote for each share of our common stock you own as of the close of business on the record date. These shares include shares that are (a) held of record directly in your name and (b) held for you as a beneficial owner through a broker, bank, or other nominee.
What matters will be voted on at the annual meeting?
Our stockholders will vote on at least four matters at the annual meeting:

•
Proposal No. 1 - Election to our board of directors of the Class I nominee named in this proxy statement for a term of three years, expiring upon the 2017 annual meeting of stockholders, and until his respective successor is duly elected and qualified.

•	Proposal No. 2 - Approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

•
Proposal No. 3 - Approval of an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock thereunder from 75,000,000 to 100,000,000 and to increase the total number of authorized shares of our capital stock from 80,000,000 to 105,000,000.

•
Proposal No. 4 - Ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

You may also vote on such other matters as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.
How do I vote?
You may vote on the matters presented at the annual meeting as follows:

•	Proposal No. 1 - You may either vote “For” the Class I nominee named in this proxy statement or you may “Withhold” your vote for such nominee.

•	Proposal No. 2 - You may vote “For” or “Against” the compensation of our named executive officers as disclosed in this proxy statement, or you may abstain from voting.

•	Proposal No. 3 - You may vote “For” or “Against” the amendment to our amended and restated certificate of incorporation to increase the number of authorized shares, or you may abstain from voting.

•
Proposal No. 4 - You may vote “For” or “Against” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2014, or you may abstain from voting.

Stockholder of Record
If you are a stockholder of record, you may vote in person at the annual meeting or you may vote by proxy using the proxy card. Whether or not you plan to attend the annual meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote by proxy card, if you are a stockholder of record, you may submit your proxy by mail by completing, signing and dating your proxy card or, for shares held beneficially in street name, by following the voting instructions included by your broker or nominee, and mailing the proxy card promptly in the enclosed envelope. If you provide specific voting instructions to us before the annual meeting, your shares will be voted as you have instructed.

Beneficial Owner of Shares Held in “Street Name”
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a notice or voting instructions from that organization rather than from us. Please follow the instructions in the notice or voting instructions to ensure that your vote is counted. The broker, bank or other nominee holding your shares may allow you to deliver your voting instructions by telephone or over the Internet. If your notice or voting instructions do not include telephone or Internet instructions, please complete and return your notice or voting instructions promptly by mail. To vote in person at the annual meeting, you must obtain a valid legal proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.
What happens if I do not give specific voting instructions?
Stockholder of Record.
If you are a stockholder of record and you:

•	indicate when voting on the Internet that you wish to vote as recommended by the board of directors; or

•
sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owner of Shares Held in “Street Name.”
Generally, if you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you are entitled to give voting instructions to the organization holding the shares. If you do not provide voting instructions, your broker, bank or other nominee may still vote the shares with respect to matters that are considered to be “routine,” but not with respect to matters that are considered to be “non-routine.” If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of elections that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”
What proposals are considered “routine” or “non-routine”?
The election of directors (Proposal No. 1), and the advisory vote on executive compensation (Proposal No. 2) are matters considered “non-routine” under applicable rules. A broker, bank, or other nominee cannot vote without instructions from you on “non-routine” matters, and therefore broker non-votes may exist in connection with Proposal Nos. 1 and 2. The approval of an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares (Proposal No. 3) and the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal No. 4) are considered “routine” under applicable rules and thus your broker, bank, or other nominee may vote your shares for Proposal Nos. 3 and 4 without instructions from you.
How do you treat broker non-votes?
Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality or a majority or some other percentage of (i) the votes cast or (ii) the votes present or represented by proxy and entitled to vote on that proposal at the annual meeting. Broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority or some other percentage of the outstanding shares entitled to vote on such proposal.
What happens if I abstain?
When an eligible voter attends the annual meeting in person or by proxy but decides not to vote, his, her or its decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•
abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality or a majority or some other percentage of the votes actually cast, and thus will have no effect on the outcome; and

•
abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority or some other percentage of (i) the shares present or represented by proxy and entitled to vote, or (ii) all shares outstanding and entitled to vote.

What is the voting requirement to approve each of the proposals?

•
Proposal No. 1. For the election of directors, the nominee for Class I director who receives the most “FOR” votes (among votes properly cast in person or represented by proxy) will be elected director. If you are present at the annual meeting but do not vote for the nominee, or if you have given a proxy and properly withheld authority to vote for the nominee, the shares withheld or not voted will not be counted as votes cast on such matter, although they will be counted for purposes of determining whether there was a quorum. Broker non-votes will not be taken into account in determining the election of directors.

•
Proposal No. 2. The approval of Proposal No. 2, regarding the compensation of our named executive officers, requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

•
Proposal No. 3. The approval of Proposal No. 3, regarding an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares, requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting. Abstentions and broker non-votes will have the same effect as votes against this proposal.

•
Proposal No. 4. The ratification of Proposal No. 4, regarding the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2014, requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

What are the board’s voting recommendations?
Our board of directors recommends that you vote your shares:

•	Proposal No. 1 - “For” the Class I nominee to the board of directors named in this proxy statement.

•	Proposal No. 2 - “For” approval of the compensation of our named executive officers as disclosed in this proxy statement.

•	Proposal No. 3 - “For” approval of the amendment to our amended and restated certificate of incorporation to increase the number of authorized shares.

•	Proposal No. 4 - “For” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withheld” votes with respect to Proposal No. 1, “For” and “Against” votes with respect to Proposal No. 2, “For” and “Against” votes with respect to Proposal No. 3, “For” and “Against” votes with respect to Proposal No. 4, as well as abstentions and broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. All shares represented by valid proxies received prior to the annual meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.
What is the quorum requirement for the annual meeting?
The holders of at least a majority of the shares entitled to vote at the annual meeting must be present at the annual meeting in person or represented by proxy in order to transact business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, if you:

•	Are present and vote in person at the annual meeting; or

•	Have voted on the Internet, by telephone, or by properly submitting a proxy card by mail.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, the chairman of the meeting or holders of a majority of shares present at the meeting in person or represented by proxy will adjourn the meeting to a later date.
How can I attend the annual meeting in person?
You must present a form of government-issued personal photo identification in order to be admitted to the annual meeting. If your shares are held in “street name,” you also will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or a letter from your nominee are examples of acceptable proof of ownership. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.
Can I change my vote after submitting my proxy?
Yes. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the annual meeting. If you are the stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 11 Studebaker, Irvine, California 92618.

•	You may attend the annual meeting and vote in person. However, attending the annual meeting will not, by itself, revoke your proxy.
If your shares are held in “street name,” you should follow the instructions provided by your broker, bank or other nominee, including, if permitted by such organization, submitting another proxy by telephone or Internet after you have already provided an earlier proxy.
Who is paying for the cost of this proxy solicitation?
We will bear the entire cost of this proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to our stockholders. Copies of the proxy materials will be furnished to brokerage houses, banks or other nominees holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We have retained Morrow & Co., LLC 470 Est Ave, Stamford, CT 06902, a proxy solicitation firm, to deliver solicitation materials to beneficial owners and to assist us in collecting proxies from such individuals. We expect to pay Morrow & Co., a fee of $7,500 for their solicitation services. We may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies may be supplemented by telephone, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of these proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of these proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of these proxy materials, stockholders may write or call us at the following address and telephone number:
Endologix, Inc.
11 Studebaker, Irvine, California 92618 (949) 595-7200
Stockholders who hold shares in “street name” may contact their brokerage firm, bank, or other nominee to request information about householding.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the annual meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the annual meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us regarding the ownership of our common stock as of our stockholders of record date of April 14, 2014 by: (i) each stockholder known to us to be a beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each named executive officer; and (iv) all current directors and officers as a group.

Name and Address (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares (3)
5% Beneficial Owners
Janus Capital Management LLC(4)	6,413,840	9.8%
Massachusetts Financial Services(5)	3,633,224	5.6%
The Vanguard Group Inc.(6)	3,548,119	5.5%
Blackrock Inc.(7)	3,592,737	5.5%
Directors, Nominee and Named Executive Officers
Daniel Lemaitre(8)	104,250	*
Gregory D. Waller(9)	30,103	*
Thomas C. Wilder, III(10)	26,750	*
Guido J. Neels(11)	61,657	*
Thomas F. Zenty, III(12)	14,296	*
John McDermott(13)	1,012,373	1.6%
Shelley B. Thunen(14)	58,866	*
Robert D. Mitchell(15)	407,951	*
James E. Machek(16)	18,583	*
Dave M. Jennings(17)	11,321	*
All directors and officers as a group (10 persons) (18)	2,334,293	3.6%

* Represents beneficial ownership of less than 1%
(1) Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 11 Studebaker, Irvine, CA 92618.
(2) The number of shares of common stock beneficially owned includes any shares issuable pursuant to stock options that are currently exercisable or may be exercised within 60 days after April 14, 2014. Shares issuable pursuant to such options are deemed outstanding for computing the ownership percentage of the person holding such options but are not deemed to be outstanding for computing the ownership percentage of any other person.
(3) Applicable percentages are based on 65,245,312 shares outstanding on April 14, 2014, plus the number of shares such stockholder can acquire within 60 days after April 14, 2014.
(4) Based on information contained in a Schedule 13G/A filed with the Security and Exchange Commission on February 14, 2014. Janus Capital Management LLC (“Janus”) has sole voting and dispositive power with respect to all shares that Janus beneficially owns. The Schedule 13G/A was filed by Janus. The address of Janus is 151 Detroit Street, Denver, Colorado 80206.
(5) Based on information contained in a Schedule 13G filed with the Security and Exchange Commission on February 10, 2014. Massachusetts Financial Services (“MFS”) has sole voting power with respect to 3,458,184 shares and sole dispositive power with respect to 3,633,224 shares. The Schedule 13G was filed by MFS. The address of MFS is 111 Huntington Ave, Boston, MA 02199.
(6) Based on information contained in a Schedule 13G filed with the Security and Exchange Commission on February 12, 2014. The Vanguard Group Inc. (“Vanguard”) has sole voting power with respect to 86,168 shares, sole dispositive power with respect to 3,465,551 shares and shared dispositive power with respect to 82,568 shares. The Schedule 13G was filed by Vanguard. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(7) Based on information contained in a Schedule 13G/A filed with the Security and Exchange Commission on January 17, 2014. Blackrock Inc. (“Blackrock”) has sole voting power with respect to 3,446,885 shares and sole dispositive power with respect to 3,592,737 shares. The Schedule 13G/A was filed by Blackrock Inc. The address of Blackrock Inc. is 40 East 52nd Street, New York, NY 10022.
(8) Includes 90,000 shares subject to options exercisable within 60 days of April 14, 2014 and 7,148 shares subject to restricted stock vesting.
(9) Includes 15,853 shares subject to options exercisable within 60 days of April 14, 2014 and 7,148 shares subject to restricted stock vesting.
(10) Includes 12,500 shares subject to options exercisable within 60 days of April 14, 2014 and 7,148 shares subject to restricted stock vesting.
(11) Includes 37,500 shares subject to options exercisable within 60 days of April 14, 2014.
(12) Consists of 14,296 shares subject to restricted stock vesting.
(13) Includes 684,665 shares subject to options exercisable within 60 days of April 14, 2014 and 54,269 shares subject to restricted stock vesting.
(14) Includes 21,250 shares subject to options exercisable within 60 days of April 14, 2014 and 28,000 shares subject to restricted stock vesting.
(15) Includes 371,708 shares subject to restricted stock vesting.
(16) Includes 7,394 shares subject to options exercisable within 60 days of April 14, 2014 and 11,189 shares subject to restricted stock vesting.
(17) Consists of 11,321 shares subject to restricted stock vesting.
(18) Includes 1,206,537 shares subject to options exercisable within 60 days of April 14, 2014 and 585,603 shares subject to restricted stock vesting.
Securities Authorized for Issuance under Equity Compensation Plans
The following table set forth certain information regarding outstanding options, rights and shares reserved for future issuance under our existing equity compensation plans as of December 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2013	Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance as of December 31, 2013
Equity compensation plans approved by security holders:
1996 Stock Option/ Stock Issuance Plan	67,000	$5.66	—
2006 Stock Incentive Plan(1)	4,766,420	$7.63	2,198,063
2006 Employee Stock Purchase Plan	—	$—	441,684
Total	4,833,420	$7.60	2,639,747

(1)	Includes 462,594 restricted stock units.

(2)	Calculation excludes restricted stock units.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
The board of directors currently consists of six authorized directors divided into three classes, with Class I currently having one director, Class II currently having two directors and Class III currently having three directors. Each class of directors is elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will continue for periods of one and two years, respectively. The nominee for election at the annual meeting will serve as a Class I director, with his term expiring at the annual meeting of stockholders to be held in 2017. Each director is elected to serve until the expiration of his term and until his successor is duly elected and qualified.
The nominee for election as the Class I director at the annual meeting is Daniel Lemaitre. Upon the recommendation of the Nominating and Governance Committee, we selected Mr. Lemaitre as a director nominee on March 27, 2014. Mr. Lemaitre has served as a director since December 2009 and has indicated a willingness to serve on the board of directors if elected. However, in the event he is unable to or declines to serve as a director at the time of the annual meeting, the proxies will be voted for an additional nominee who shall be designated by the current board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders intend to vote all proxies received by them in favor of the nominee named above.
Corporate Governance Policy for Uncontested Election of Directors
In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the board of directors), any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election by stockholders present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors, or a majority withheld vote, must tender a written offer to resign from the board of directors to the chairman of the board within five business days of the certification of the stockholder vote by the inspector of elections.
The Nominating and Governance Committee will promptly consider the resignation offer and recommend to the full board whether to accept it. However, if each member of the Nominating and Governance Committee received a majority withheld vote at the same election, then the independent members of the board who did not receive a majority withheld vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the board whether to accept them. In considering whether to accept or reject the resignation offer, the Nominating and Governance Committee will consider all factors deemed relevant by members of the Nominating and Governance Committee, including, without limitation, the length of service and qualifications of the director, the director’s contributions to our company, compliance with listing standards, and the best interests of us and our stockholders. To the extent that one or more directors’ resignation are accepted by the board, the Nominating and Governance Committee will recommend to the board whether to fill such vacancy or vacancies or to reduce the size of the board. Any director who tenders his or her offer to resign from the board pursuant to this provision shall not participate in deliberations regarding whether to accept the offer of resignation.
The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following the certification of the stockholder vote by the inspector of elections, which action may include, without limitation, acceptance of the offer of resignation, adoption of measures intended to address the perceived issues underlying the majority withheld vote, or rejection of the resignation offer. Thereafter, the board will disclose its decision whether to accept the director’s resignation offer and the reasons for rejecting the offer, if applicable, in a current report on Form 8-K to be filed with the SEC within four business days of the board’s determination.
The board believes that this process enhances accountability to stockholders and responsiveness to stockholders’ votes, while allowing the board appropriate discretion in considering whether a particular director’s resignation would be in the best interests of us and our stockholders.
Vote Required and Recommendation of the Board of Directors
The nominee receiving the highest number of affirmative votes among votes properly cast in person or represented by proxy at the annual meeting will be elected as director. Proxies cannot be voted for a greater number of persons than the number of nominees named.
The board of directors recommends a vote “FOR” the election of the nominee named above.
Information With Respect to Nominees And Directors
Set forth below for each nominee for election as a director and for each of our other directors is information regarding his age, position(s) with us, the period he has served as a director, any family relationship with any of our other directors or executive officers, and the directorships currently held by him or held by him at any time during the past five years, in corporations whose shares are publicly traded. With respect to each nominee and director, we have also provided in their biographical information below the experience and qualifications that led to the conclusion that they should serve as a director in light of our business and structure.
Class I
Nominee for Election for a Three-Year Term Expiring at the 2017 Annual Meeting
Daniel Lemaitre, 60, has served on our board of directors since December 2009. Mr. Lemaitre most recently served as the President and Chief Executive Officer of CoreValve, a privately-held company focused on percutaneous aortic valve replacement, from April 2008 until its acquisition by Medtronic, Inc., a publicly-traded medical device company, in April 2009. From 2005 until March 2008, Mr. Lemaitre was a Senior Vice President at Medtronic, where he led the company’s strategic planning and corporate development. Prior to joining Medtronic, Mr. Lemaitre spent 28 years in the medical device field as an investment analyst. This included 18 years with SG Cowen, where he was a managing director and led the healthcare research team, and six years with Merrill Lynch. Mr. Lemaitre holds a B.A. in Economics from Bethany College and an M.B.A. from Bowling Green State University. Mr. Lemaitre also serves on the board of directors of Globus Medical, Inc., a publicly-held manufacturer of spinal implants. Mr. Lemaitre also serves as chairman of the board of Bioventus LLC, a privately-held developer of bone healing devices, as a director of Mitralign, Inc., a privately-held developer of cardiovascular therapies, and as a director and chair of the audit committee of NDC, a privately-held company focused on Nitinol technology.
As reflected in the biographical information summarized above, Mr. Lemaitre has extensive business, managerial, executive and leadership experience in the medical device industry, having served in various senior management positions, including as chief executive officer of a medical device company, and as senior vice president of one of the world’s leading medical technology companies. In addition, Mr. Lemaitre’s substantial experience as an investment analyst in the medical device field is a great asset to our Company. Mr. Lemaitre has extensive financial and accounting experience and is an “audit committee financial expert” as such term is defined under applicable rules of the SEC.
Class II
Directors continuing in office with a term expiring in 2015
John McDermott, 54, joined us in May 2008 as President and Chief Executive Officer. Mr. McDermott has over 20 years of executive management, sales, marketing, and finance experience in the vascular device industry. From 2002 to 2007 he served as President of Bard Peripheral Vascular, a division of C.R. Bard, Inc. Mr. McDermott previously served as President of Global Sales for C.R. Bard’s vascular surgery and endovascular businesses with responsibilities for managing a worldwide direct sales force with more than 200 representatives. Prior to that, he served for four years as President of C.R. Bard’s division IMPRA, Inc., where he was responsible for global operations, including sales, marketing, research and development, manufacturing, and finance. From 1990 to 1996, Mr. McDermott served as Chief Financial Officer and later Vice President and Chief Operating Officer of IMPRA, Inc., prior to its acquisition by C.R. Bard. He is an active leader within the vascular community and is currently on the board of directors of the International Society of Endovascular Specialists. Mr. McDermott holds a B.S. in Finance from Arizona State University and an M.B.A from Western International University. Mr. McDermott serves on the board of directors of Entellus Medical Inc., a privately-held medical device company.
As reflected in the biographical information summarized above, Mr. McDermott is our President and Chief Executive Officer, and therefore is valuable as a bridge between management and the board, ensuring that both groups act with a common purpose. In addition, Mr. McDermott has extensive business, managerial, executive and leadership experience in the medical device industry generally.
Guido J. Neels, 66, has served on our board of directors since December 2010. Mr. Neels has been a Managing Director at Essex Woodlands Health Ventures, Inc., or Essex Woodlands, a venture capital firm, since 2006. Prior to joining Essex Woodlands, Mr. Neels served in a variety of management positions at Guidant Corporation, a developer of cardiovascular medical products. From July 2004 until retiring in November 2005, Mr. Neels served as Guidant’s Chief Operating Officer, where he was responsible for the global operations of Guidant’s four operating units: Cardiac Rhythm Management, Vascular Intervention, Cardiac Surgery, and Endovascular Solutions. From December 2002 to July 2004, Mr. Neels served as Guidant’s Group Chairman, Office of the President, responsible for worldwide sales operations, corporate communications, corporate marketing, investor relations and government relations. In January 2000, Mr. Neels was named Guidant’s President, Europe, Middle East, Africa and Canada. In addition, Mr. Neels served as Guidant’s Vice President, Global Marketing, Vascular Intervention, from 1996 to 2000 and as Guidant’s General Manager, Germany and Central Europe, from 1994 to 1996. Mr. Neels has a business engineering degree from the University of Leuven in Belgium and an M.B.A. from the Stanford University Graduate School of Business. Mr. Neels served on the boards of directors of Biopure Corporation, a publicly-traded medical device company, from 2005 to 2009, Lemaitre Vascular, Inc., a publicly-traded medical device company, from 2006 to 2008, and Nellix, Inc., a privately-held medical device company, from 2006 until its acquisition by us in December 2010. Mr. Neels currently serves on the boards of directors of 480 Medical, Inc., Entellus Medical, Inc., Oraya Therapeutics, Inc., Arsenal Medical, Inc., EndGenitor Technologies, Inc., Bioventus LLC, and White Pine Medical, Inc., all privately-held medical device companies. Mr. Neels was appointed to our board of directors pursuant to a board designation right granted to Essex Woodlands Health Ventures Fund VII, L.P., or Essex Woodlands Fund VII, a stockholder of our Company and an affiliate of Essex Woodlands, under a securities purchase agreement, dated as of October 27, 2010, as amended December 9, 2010, between us and Essex Woodlands Fund VII.
As reflected in the biographical information summarized above, Mr. Neels has extensive business, managerial, executive and leadership experience in the medical device industry, having served in various senior management positions, including as chief operating officer of a publicly-traded medical device company. In addition, Mr. Neels serves or has served on the boards of directors of several publicly-traded and privately-held medical device companies, including serving on the board of directors of Nellix, which we acquired in December 2010.
Class III
Directors continuing in office with a term expiring in 2016
Gregory D. Waller, 65, has served on our board of directors since November 2003. Mr. Waller also serves on the board of Sunshine Heart Corporation, a publicly traded company, as Audit Committee Chairman and is currently the Chief Financial Officer of Ulthera Corporation, a privately held company that sells an ultrasound device used for non-invasive brow lifts. From March 2006 until April 2011, Mr. Waller was Chief Financial Officer of Universal Building Products, a manufacturer of concrete construction accessories. Previous to that, Mr. Waller has been in retirement except for board directorships. Mr. Waller served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005 and was formerly the Vice President and Treasurer of Kerr, Ormco Corporation, and Metrex. Mr. Waller joined Ormco Corporation in December 1980 as Vice President and Controller and served as Vice President of Kerr European Operations from July 1989 to August 1993. Mr. Waller has an M.B.A. with a concentration in Accounting from California State University, Fullerton. Mr. Waller also served on the board of directors and audit committee of Cardiogenesis Corporation, a publicly-traded company until its acquisition by Cryolife in 2011. Mr. Waller also served on the boards of directors of Alsius Corporation, a publicly-traded company, from June 2007 to September 2009 until its acquisition by Zoll, Biolase Technology, Inc., a publicly-traded company, from October 2009 to August 2010, Clarient, Inc., a publicly-traded company which was acquired by General Electric Company on December 22, 2010, and SenoRx, Inc., a publicly-traded company which was acquired by C.R. Bard, Inc. on July 6, 2010.
As reflected in the biographical information summarized above, Mr. Waller has extensive senior management experience in the medical device industry and is an “audit committee financial expert” as such term is defined under applicable SEC rules. Mr. Waller has served on numerous other boards of directors of publicly reporting companies, including as chairman of the Audit Committees of many of those healthcare companies.
Thomas C. Wilder, III, 50, has served on our board of directors since May 2010. He has served as the President and Chief Executive Officer of Sequent Medical, Inc., a privately-held medical device company focused on developing innovative devices for the treatment of neurovascular disease, since February 2010. Concurrently, he also serves on the board of Benvenue Medical, a privately-held medical device company focused on the design, manufacture, and marketing of cutting edge products for the rapidly growing minimally invasive spinal surgery market. From May 2009 to February 2010, Mr. Wilder consulted with several medical device companies. From April 2006 to April 2009, Mr. Wilder served as the President and Chief Executive Officer of Photothera, Inc. From 2002 through January 2006, Mr. Wilder served at Micro Therapeutics, Inc. as President and Chief Executive Officer. Following the merger of Micro Therapeutics, Inc. into ev3 Inc. in January 2006, Mr. Wilder served as President, ev3 Neurovascular until April 2006. From 1991 to 2002, Mr. Wilder served in various roles for Medtronic, Inc. From 1986 to 1989, Mr. Wilder served in the Financial Statement Audit Practice of Price Waterhouse. Mr. Wilder has a B.A. in Economics from Stanford University and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.
As reflected in the biographical information summarized above, Mr. Wilder has decades of experience in the medical device industry, including many senior management and leadership positions with numerous companies and is an “audit committee financial expert” as such term is defined under applicable SEC rules. In addition, Mr. Wilder has extensive financial expertise and operational experience with growth companies.
Thomas F. Zenty, III, 58, has served on our board of directors since May 2013. Mr. Zenty currently serves as the President and Chief Executive Officer of University Hospitals Health System, Inc., Cleveland, Ohio. Previously, Mr. Zenty held various executive positions with Cedars-Sinai Health System, St. Joseph’s Medical Center, a division of Catholic Health Care West, Franciscan Health System of New Jersey and St. Mary Hospital, Connecticut. Mr. Zenty is Chairman of the Board of Western Reserve Assurance Company, Ltd. SPC, a privately-held insurance company, and chairs The Coalition to Protect America's Health Care. Mr. Zenty is a past board member of the American Hospital Association and has also served as a director on the board of Nationwide Financial Services, Inc. Mr. Zenty has held several academic positions with prestigious universities, including his current position as Adjunct Professor, Banking & Finance at Case Western Reserve University. He received a Master's degree in Public Administration from New York University, a Master's degree in Hospital Administration from Xavier University, and a Bachelor's degree in Health Planning from Pennsylvania State University.
As reflected in the biographical information summarized above, Mr. Zenty has extensive business, managerial, executive and leadership experience in the health care industry, having served in numerous senior management positions, including as chief executive officer and executive vice president at a leading hospital and health care system.
Our executive officers, other than Mr. McDermott whose biography is set forth above, are as follows:
Shelley B. Thunen, 61, joined us in January 2013 and serves as our Chief Financial Officer and Corporate Secretary. Prior to joining us, Ms. Thunen served as Associate General Manager of Alcon LenSx, Inc., an indirect wholly-owned subsidiary of Alcon, a formerly publicly-held developer and manufacturer of vision care products, which Novartis acquired in April 2011, from August 2010 to December 2012. From November 2009 to August 2010, Ms. Thunen served as Chief Financial Officer and Vice President, Operations, of LenSx, Inc., a privately-held developer and manufacturer of lasers for cataract surgery, which Alcon acquired in August 2010. Ms. Thunen also served on the board of directors of LenSx, and as chairperson of its Audit Committee, from April 2008 to August 2010. From October 2007 to July 2009, Ms. Thunen served as Chief Financial Officer of TherOx, Inc., a privately-held developer and manufacturer of cardiovascular therapies. From October 2004 to April 2007, Ms. Thunen served as Executive Vice President and Chief Financial Officer, and from May 2001 to October 2004 as Chief Financial Officer, of IntraLase Corp., a formerly publicly-held designer, developer and manufacturer of femtosecond laser technology for use in ophthalmology, which Advanced Medical Optics, Inc. acquired in April 2007. Ms. Thunen also served on the board of directors, and as chairperson of the Audit Committee, of eyeonics, Inc., a privately-held developer and manufacturer of accommodating intraocular lenses for the treatment of cataracts, from June 2007 to eyeonics’ acquisition by Bausch & Lomb in February 2008. Ms. Thunen holds an M.B.A. and a B.A. in Economics from the University of California, Irvine.
Robert D. Mitchell, 52, joined us in December 2010 as President, International, and currently serves as our President. Prior to joining us, Mr. Mitchell served as President and Chief Executive Officer of Nellix, Inc. from February 2008 until our acquisition of Nellix in December 2010. From November 2006 to February 2008, Mr. Mitchell served as Executive Vice President and Chief Operating Officer of AngioDynamics, Inc., a publicly-traded medical device company. From 2005 to 2006, Mr. Mitchell served as Chairman, President and Chief Executive Officer of Millimed Holdings, Inc., a privately-held medical device company based in Roskilde, Denmark. From 2004 to 2005, Mr. Mitchell served as Vice President of Worldwide Sales for Align Technology, Inc., a publicly-traded company. From 1987 to 2004, Mr. Mitchell held various positions with Cook Incorporated, a privately-held medical device company, including Vice President and Director, Global Sales and Marketing for various business units including diagnostic and interventional, endovascular, critical care. Mr. Mitchell holds a B.S. from the University of Utah and an M.B.A. from Indiana Wesleyan University.
Todd Abraham, 50, joined us in July 2010 as Vice President, Operations. Prior to joining us, Mr. Abraham held several management positions at Edwards Lifesciences Corporation, a publicly-traded medical device company, including Vice President, Glucose Monitoring, Vice President, Global Supply Chain & Logistics, and Vice President, Manufacturing. Prior to joining Edwards Lifesciences, Mr. Abraham served as Vice President and General Manager of Sterilis, Inc., a privately-held medical device company. Prior to that, Mr. Abraham spent 14 years at Cordis, a Johnson & Johnson Company, holding several positions of increasing responsibility in operations and product development. Mr. Abraham holds a B.A. in Economics from Duke University and completed graduate work in Engineering Management at the University of South Florida.
Joseph A. DeJohn, 53, joined us in July 2008 as Vice President of Sales. He has more than 20 years of sales management experience in the medical device industry, including serving 17 years at C.R. Bard. During his tenure at C.R. Bard, he held sales management positions with increasing responsibilities, serving the last six years as Vice President of Sales of the Peripheral Vascular Division. In this position, he was responsible for managing a 200-person sales organization and played a leadership role in strategic planning, budgeting, recruitment, professional development, national accounts, and customer service. Prior to that, Mr. DeJohn was Director of Sales of C.R. Bard’s Peripheral Technologies Division. Before joining C.R. Bard, Mr. DeJohn served five years with Bausch & Lomb Corporation in various sales management positions. Mr. DeJohn holds a B.S. in Education from Bowling Green State University.
Janet Fauls, 51, joined us in November 2005 as Director of Regulatory Affairs and Quality Assurance. Assuming increasing responsibilities, Ms. Fauls currently serves as our Vice President, Regulatory Affairs. Ms. Fauls has more than 25 years of experience in the medical device and biopharmaceutical industries. From 1987 to 1997, Ms. Fauls held increasingly responsible positions in Quality and Regulatory Affairs for Allergan, Inc. and Alliance Pharmaceuticals. From 1997 to 2001, Ms. Fauls served in a Regulatory Affairs management capacity at Edwards Lifesciences with primary responsibility for surgical heart valve repair and replacement products and related disposable products. From 2001 to November 2005, Ms. Fauls served as Vice President, Regulatory, Quality and Clinical Affairs for Cardiogenesis Corporation, a medical device company specializing in laser-based cardiovascular therapies. Ms. Fauls holds a B.S. in Chemistry from the University of California, Santa Barbara.
Charles Love, 52, joined us in October 2012 as Vice President, Clinical Affairs. Prior to joining us, Mr. Love served as Vice President of Clinical, Regulatory, and Compliance at CircuLite, Inc., a privately held medical device company developing disruptive solutions for the treatment of chronic heart failure. He has also served as a consultant and held management level Clinical Affairs, Regulatory and Strategic Development positions for a variety of medical device companies, including Medtronic, Inc., CoreValve, Contact Surgical, Inc., Ventracor Limited, and Converge Medical, Inc. His experience also includes senior management positions at Ramus Medical Technologies and Autogenics. He served on the board of directors for Loma Vista Medical until its acquisition by C. R. Bard and is on the Technical Advisory Board for Dexteritie Surgical. Mr. Love received a B.A. in Biology from Westmont College. He also completed undergraduate work in Engineering at Gonzaga University and completed management programs at the University of California and Stanford University.
James E. Machek, 56, joined us in April 2013 as our Vice President, Research & Development, Nellix Technologies, and was promoted to Vice President, Research and Development on July 15, 2013. Mr. Machek has more than 20 years of experience in the medical device industry, including bringing new products from development through commercialization. Prior to joining us, Mr. Machek served as Senior Director of Program Management for the Surgical Solutions business segment of Covidien, which was spun out of Tyco Healthcare in June 2007. Mr. Machek also held the position of Director of Global Development Engineering and Program Management at Tyco Healthcare. Prior to this, he was Senior Director of Product Development at St. Jude Medical, Inc. From 1999 to 2009, Mr. Machek held roles of increasing responsibility in the Endovascular Solutions business segment at Medtronic, Inc., including Senior Director of Research and Development and Portfolio Management and Director of Operations, Endovascular Stent Grafts. His medical device experience also includes positions at Sulzer Intermedics, Schneider USA and Medrad. Mr. Machek holds a B.S. in Mechanical Engineering from Gannon University.
David M. Jennings, 59, joined us in June 2013 as our Vice President, Human Resources. Prior to joining us, Mr. Jennings spent twenty-five years as a Human Resources executive with the Johnson & Johnson Company, a publicly-held life sciences company, twelve of those years in medical devices. At Johnson & Johnson, he served as Vice President, Human Resources for Advanced Sterilization Products in Irvine, California and for nearly ten years at Neutrogena Corporation in Los Angeles. Mr. Jennings has a proven track record of building high performance organizations in fast growing global companies. He has a diversity of health care experience, including in the areas of ophthalmology, surgical products, hospital products, instrument sterilization, pharmaceuticals and consumer products. After leaving Johnson &Johnson, Dave held Human Resources Vice President roles in the entertainment industry as well as in a health care start-up venture in Southern California. Mr. Jennings holds Bachelors Degree from California State University, Fullerton and a Masters in Business from Claremont Graduate University.
Jose A. Lima, 48, joined us in January 2014 as Vice President, Quality. Prior to joining us, Mr. Lima held several management positions at Edwards Lifesciences Corporation, a publicly-held medical device company, including Vice President, Quality, Critical Care, Senior Director, Research and Development, and Senior Director, Manufacturing Engineering. Prior to joining Edwards Lifesciences, Mr. Lima served as Director of Operations, Noven Pharmaceuticals, a publicly-held pharmaceutical company. Prior to Noven, Mr. Lima spent 13 years at Cordis, a Johnson & Johnson Company, holding several positions of increasing responsibility in operations and process engineering. Mr. Lima holds a B.S. in Industrial and Systems Engineering from Florida International University and a M.S. in Engineering Management from the University of South Florida.
Board Leadership Structure
John McDermott, our Chief Executive Officer, has served as Chairman of the Board since March 2012. In March 2014, our board of directors, upon the recommendation of our Nominating and Governance Committee, adopted a lead independent director policy and appointed Dan Lemaitre to serve as our Lead Independent Director, effective immediately. The Lead Independent Director works with the Chairman of the Board and other board members to provide strong, independent oversight of our management and company. Among other things, the Lead Independent Director works with the Chairman of the Board to create agendas for our board meetings, assesses the quality, quantity and timeliness of information provided to the board, serves as the principal liaison between the Chairman of the Board and the independent directors and between management and the independent directors, calls meetings of the independent directors and chairs executive sessions of the independent directors at regularly scheduled board meetings. Our board believes that having a Lead Independent Director ensures a greater role for the independent directors in the oversight of our company, encourages active participation of the independent directors in setting agendas and establishing priorities and procedures for our board and strengthens the role of the whole board in fulfilling its oversight responsibility and fiduciary duties to our stockholders.

Board of Directors Involvement in Risk Oversight
Our board of directors oversees our risk management practices and strategies, taking an enterprise-wide approach to risk management that seeks to complement our organizational and strategic objectives, long-term performance and the overall enhancement of stockholder value. Our board’s approach to risk management includes developing a detailed understanding of the risks we face, analyzing them with the latest information available, and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.
While our board of directors has the ultimate responsibility for the risk management process, senior management and various committees of our board of directors also have responsibility for certain areas of risk management.
Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full board of directors or a relevant committee. Our legal, finance and regulatory areas serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
The Audit Committee focuses on financial compliance risk, working closely, for example, with management and our independent registered public accounting firm. The Compensation Committee assesses risks related to our compensation programs. In setting performance metrics, our Compensation Committee creates incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies. The Nominating and Governance Committee monitors our compliance with all legal and regulatory requirements that affect our company and works closely with our internal compliance officers and outside legal counsel to identify and assess key operational risks related to legal and regulatory compliance, as well as appropriate mitigation strategies.
Director Independence
Our common stock is listed on The NASDAQ Global Select Market and, therefore, we are subject to the listing requirements of that market. Our board of directors has determined that all of the members of our board of directors, other than Mr. McDermott, are “independent” as defined in the Listing Rules of The NASDAQ Stock Market. None of our independent directors have any transactions, relationships or arrangements not otherwise disclosed pursuant to Item 404(a) of Regulation S-K. Mr. McDermott was deemed not to be independent as he currently serves as our Chief Executive Officer and Chairman of the Board.
Meetings of the Board of Directors
Our board of directors met six times during the year ended December 31, 2013. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which he served.
Committees of the Board of Directors
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee, respectively, meets the independence standards set forth in the Listing Rules of The NASDAQ Stock Market. Each committee operates under a written charter adopted by the board of directors. Copies of the charters of all standing committees are available on the “Investor Relations” page on our website located at www.endologix.com.
Audit Committee
The Audit Committee currently consists of Messrs. Waller (Chairman), Lemaitre and Wilder. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC.
The Audit Committee has the sole authority to appoint and, when deemed appropriate, replace our independent registered public accounting firm, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee has, among other things, the responsibility to:

•	review and approve the scope and results of the annual audit;

•
evaluate with the independent registered public accounting firm the performance and adequacy of our financial personnel and the adequacy and effectiveness of our systems and internal financial controls;

•
review and discuss with management and the independent registered public accounting firm the content of our financial statements prior to the filing of our quarterly reports on Form 10-Q and annual reports on Form 10-K;

•	establish procedures for receiving, retaining and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters;

•	establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters; and

•	assist our board of directors in its oversight of our compliance with legal and regulatory requirements.

The Audit Committee met four times during the year ended December 31, 2013. The Audit Committee also meets separately with our independent registered public accounting firm and members of management.
Compensation Committee
The Compensation Committee currently consists of Messrs. Neels (Chairman), Wilder and Zenty. The Compensation Committee is primarily responsible for evaluating and approving the cash and equity compensation for our executive officers, and administers our employee compensation plans. The Compensation Committee held four meetings during the year ended December 31, 2013.
Additional information regarding the Compensation Committee’s consideration and determination of executive officer and director compensation is included under the heading “Compensation Discussion and Analysis” below.
Nominating and Governance Committee
The Nominating and Governance Committee currently consists of Messrs. Lemaitre (Chairman), Neels and Waller. The primary purposes of the Nominating and Governance Committee are to:

•	identify and recommend to the Board of Directors individuals qualified to serve as members of our Board of Directors and each of its committees;

•	develop and recommend to the board of directors corporate governance guidelines; and

•	lead the board of directors in its annual review of its composition, effectiveness and performance.

The Nominating and Governance Committee held one meeting during the year ended December 31, 2013.
Director and Officer Stock Ownership Policies
In May 2013, our board of directors, upon the recommendation of our Compensation Committee, adopted a stock ownership policy for our board members. Under the policy, our non-employee directors are required to hold a number of shares of our common stock equal to three times (3x) their base annual cash retainer, not including amounts received for service on committees. Incumbent non-employee directors have five years from the adoption of the policy, and new non-employee directors have five years from the date they are appointed to board, to reach the required common stock ownership level.
To further align the interests of our management and stockholders, in March 2014 our board of directors, upon the recommendation of our Compensation Committee, adopted a stock ownership policy for our executive officers. Under the policy, our Chief Executive Officer is required to hold a number of shares of our common stock equal to three times (3x) his annual base salary and our other executive officers are required to hold a number of shares of our common stock equal to one times (1x) their annual base salary. Our current executive officers have five years from the adoption of this policy, and new executive officers have five years from the date of their appointment, to reach the required common stock ownership levels.
For purposes of these stock ownership policies, “ownership” of our common stock shall include: (i) shares acquired pursuant to open-market purchases; (ii) shares acquired upon the exercise of stock options; (iii) shares acquired under our Amended and Restated 2006 Employee Stock Purchase Plan; (iv) shares obtained upon the settlement of restricted stock or restricted stock units; and (v) “in-the-money” vested stock options.
Evaluation of Director Nominees
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such director’s overall service to us during their term, including their level of participation and the quality of their performance and the continued need of such director’s professional experience as part of the overall board of directors’ composition. In the case of new director nominees, the Nominating and Governance Committee screens candidates, performs reference checks, prepares a biography for each candidate for the board of directors to review and conducts interviews. The members of the Nominating and Governance Committee and our Chief Executive Officer interview candidates that meet the criteria described below, and the Nominating and Governance Committee recommends nominees to the Board of Directors that best suit the needs of the board of directors. The Nominating and Governance Committee does not intend to evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder. The nominees for director in this proxy statement are standing for re-election. We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential director nominees.
The Nominating and Governance Committee believes that nominees for director must meet certain minimum qualifications, including having:

•	the highest character and integrity;

•	business or other experience that is of particular relevance to the medical device industry;

•	sufficient time available to devote to our affairs; and

•	no conflicts of interest which would violate any applicable law or regulations or interfere with the proper performance of the responsibilities of a director.

We do not have a written policy with respect to diversity of the members of the board of directors. However, in considering nominees for service on the Board of Directors, the Nominating and Governance Committee takes into consideration, in addition to the criteria summarized above, the diversity of professional experience, viewpoints and skills of the members of the Board of Directors. Examples of this include experience in the medical device industry, management experience, financial expertise, medical expertise, and educational background. The Nominating and Governance Committee and the Board of directors believe that a diverse board leads to improved performance by encouraging new ideas, expanding the knowledge base available to management and other directors and fostering a culture that promotes innovation and vigorous deliberation.
Stockholder Nominations of Directors
The Nominating and Governance Committee will consider stockholder recommendations for directors sent to the Nominating and Governance Committee, c/o Corporate Secretary, Endologix, Inc., 11 Studebaker, Irvine, California 92618. Stockholder recommendations for directors must include: (1) the name and address of the stockholder recommending the person to be nominated and the name and address of the person or persons to be nominated, (2) a representation that the stockholder is a holder of record of our stock, (3) a description of all arrangements or understandings between the stockholder and the recommended nominee, if any, (4) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, had the nominee been nominated, or intended to be nominated, by the board of directors, and (5) the consent of the recommended nominee to serve as a director if so elected. The stockholder must also state if they intend to appear in person or by proxy at the annual meeting to nominate the person specified in the notice. In accordance with our bylaws, the notice containing the nomination must be received by us not less than 90 days prior to the annual or special meeting of stockholders or, in the event less than 100 days’ notice or prior public disclosure of the date of the annual or special meeting has been given, then no later than 10 days after such notice has been given.
Communications with the Board of Directors
Stockholders can send communications to the board of directors, or an individual director, by sending a written communication to our Corporate Secretary at Endologix, Inc., 11 Studebaker, Irvine, California 92618. All communications sent to this address are sent to the specific directors identified in the communication or if no directors are identified, the communication is delivered to the chairman of the board. We do not have a policy with respect to director attendance at annual meetings of our stockholders. Historically, other than our employees, few stockholders have attended our annual meetings. Five directors, one of whom was our Chief Executive Officer, attended our annual meeting in 2013.
Code of Ethics
We have adopted a Code of Conduct and Ethics for our principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Conduct and Ethics is available on the “Investor Relations” page on our website at www.endologix.com, and a copy may also be obtained by any person, without charge, upon written request delivered to our Corporate Secretary at Endologix, Inc., 11 Studebaker, Irvine, California 92618. We will disclose any amendment to, or waiver from, a provision of the Code of Conduct and Ethics by posting such information on our website.
Section 16(a) Beneficial Ownership Reporting Compliance
The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon (i) the copies of reports that we received from such persons for their transactions in our common stock and their common stock holdings during the year ended December 31, 2013 and/or (ii) the written representations received from one or more of such persons that no other reports were required to be filed by them for that year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our executive officers, members of our board of directors and greater than 10% stockholders.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee during the year ended December 31, 2013 served as an officer, former officer or employee of us or any of our subsidiaries. During the year ended December 31, 2013, none of our executive officers served as a member of the Compensation Committee of any other entity, one of whose executive officers served as a member of our board of directors or Compensation Committee, and no executive officer served as a member of the Board of Directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.
Related Party Transactions
We have not entered into a transaction with any related person since January 1, 2013. The Audit Committee is responsible for reviewing and approving any proposed transaction with any related person. Currently, this review and approval requirement applies to any transaction to which we will be a party, in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers, (b) any nominee for election as a director, (c) any security holder who is known to us to own of record or beneficially more than five percent of any class of our voting securities, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a)‑(c).
COMPENSATION DISCUSSION AND ANALYSIS
General
This discussion and analysis of compensation arrangements with our named executive officers is intended to provide context for the decisions underlying the compensation paid to our named executive officers in 2013 and should be read together with the compensation tables and related disclosures set forth below.
Executive Summary
Overview of 2013 Compensation. Executive compensation levels and programs for our named executive officers in 2013 were set and structured to retain, incentivize and reward our named executive officers. Total compensation for our named executive officers in 2013, like 2012, continued to be focused heavily on performance-based compensation and the use of equity to encourage long-term stockholder value and to conserve cash. In order to establish a strong link between our executive pay and corporate performance, our Compensation Committee chose to continue to put a significant percentage of our named executive officers’ 2013 compensation, and future compensation, at risk under our performance-based cash bonus plan and performance milestone-based restricted stock and restricted stock unit awards. The metrics of this plan were chosen to build long-term stockholder value by linking to future revenue growth, adjusted earnings per share, new product commercialization and production quality and compliance initiatives.
Overall, we performed well against the 2013 corporate goals established by our Compensation Committee in January 2013, though below our target levels. We reported record revenues of $132.3 million in 2013, representing 25% growth over 2012, meeting our revenue goal. We did not meet our earnings per share target as important investments in our business exceeded our plans. We met a portion of our new product development and regulatory goals and exceeded our quality and compliance initiative targets. As a result of the individual achievement in each of these four components, our blended 2013 achievement was 106% of the target bonus levels to our named executive officers, which we paid in March 2014.
In 2012, our Compensation Committee awarded restricted stock units to our named executive officers, which vest upon the earlier of our achievement of certain performance milestones related to revenue and regulatory goals, a change in control of our company, or September 2016, in order to best align deferred compensation of our named executives with the long-term interests of our stockholders.
2014 Compensation Structure. Executive compensation for 2014 has been similarly structured to encourage and reward performance. 2014 salaries for our named executive officers were increased between 2% and 11% in order to align them more closely within the 50th percentile level among our peer group. Our performance-based cash bonus plan for 2014 continues to put a significant percentage of executive pay at risk, and failure to achieve threshold results will significantly reduce total compensation for our named executive officers from 2013 levels. We believe our “pay for performance” philosophy attracts, retains and motivates our named executive officers to be fully aligned with the interests of our stockholders and our objectives, and helps us to meet our goals.
Our Compensation Objectives
We strive to establish compensation practices and provide compensation opportunities that attract, retain and reward our executives and strengthen the mutuality of interests between our executives and our stockholders in order to motivate them to maximize stockholder value. The primary goals of our executive compensation program are:

•	motivation of our executive officers to cause us to achieve the best possible financial and operational results;

•	attraction and retention of high quality executives who can provide effective leadership, consistency of purpose and enduring relations with important stockholders; and

•	alignment of long-term interests of our executive officers with those of our stockholders.

Our executive compensation program primarily consists of a base salary, cash incentive payments upon the achievement of corporate objectives and long-term equity-based incentive awards, which are in the form of stock options and restricted stock units, which fully vest at the earlier of performance conditions or four years. The equity component of our compensation program is designed to align a portion of our executive officer’s compensation with the interests of our stockholders to create long term value.
Role of the Compensation Committee
The Compensation Committee of the board of directors is responsible for policies and decisions regarding the compensation and benefits for the named executive officers. The Compensation Committee consists entirely of independent directors under the Listing Rules of The NASDAQ Stock Market, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, and “non-employee” directors for purposes of Rule 16b-3 under the Exchange Act.
The Compensation Committee’s charter authorizes the Compensation Committee to review and approve the compensation arrangements for each of our executive officers. In 2013, the Compensation Committee recommended and approved the 2013 base salaries, the 2013 performance-based cash bonus plan, the cash payments made under our 2012 performance-based cash bonus plan and the grant of equity awards to our named executive officers. In addition, the Compensation Committee administers our equity compensation plans with respect to option grants and stock issuances made thereunder to officers and other key employees.
The Compensation Committee evaluates the compensation paid to our executive officers each fiscal year, and analyzes achievement of our corporate objectives for purposes of determining incentive compensation. In making decisions about total compensation to each executive officer, the Compensation Committee considers our performance against internal plans and our market in general. Additionally, the Compensation Committee evaluates the relativity of compensation among our executive officers with a view to ensure that differences properly reflect differences in title, job responsibilities and performance.
In determining executive compensation, the Compensation Committee also considered the strong stockholder support that the “Say-on-Pay” proposal received at our 2012 and 2013 annual meetings. At each such annual meeting, our "Say-on-Pay" proposal received approximately 99% approval (not including abstentions and broker non-votes). Based on the foregoing, the Compensation Committee believes that our compensation programs are effectively designed in light of our objectives and continue to be aligned with the interests of our stockholders, and the Compensation Committee has determined not to make material changes to our compensation policies and practices.
In assessing our overall compensation policies and practices, the Compensation Committee also considers how such policies and practices may encourage risk-taking by employees. In considering these matters, the Compensation Committee concluded that our use of performance-based compensation and time- and performance-based equity awards do not create risks for us or encourage risk-taking behavior by our employees.
Role of Executive Officers and Compensation Consultants
The Compensation Committee solicits the input of our Chief Executive Officer in determining compensation, particularly with respect to salary, cash incentive compensation and equity awards, for our named executive officers other than himself. While our Chief Executive Officer participates in the deliberations regarding compensation for our other named executive officers, he does not participate in, and is not present at, any deliberations regarding his own compensation.
The Compensation Committee also receives assessments and advice regarding our compensation practices and programs from Radford, a third-party compensation consultant. The Compensation Committee believes that the use of a compensation consultant provides additional assurance that our executive compensation programs are consistent with our objectives and with our industry generally. The Compensation Committee engaged Radford, an Aon Hewitt consulting firm, to evaluate our peer companies, to review competitive market data and to assess the compensation programs for our named executive officers and directors as compared to those of our peer companies. Radford compiled the list of our peer companies based upon revenue, market capitalization, headcount and industry focus. The list was approved by our Compensation Committee. Radford also gathered competitive market data from its 2013 Global Executive Survey Suite. Radford gathered market data at the 25th, 50th and 75th percentiles. Where possible, Radford blended survey market data with peer company data. The peer companies used for our compensation assessment consisted of the following 21 publicly-traded companies in the medical device industry:

ABIOMED	AngioDynamics
ArthroCare	Atrion
Cardiovascular Systems	Conceptus
Cyberonics	Cynosure
DexCom	Globus Medical
HeartWare	Insulet
MAKO Surgical	Masimo
Natus Medical	NxStage Medical
Spectranetics	SurModics
Tornier N.V.	Volcano
Wright Medical

The Compensation Committee assessed the independence of Radford, taking into consideration the following factors: (a) the provision of other services to us by Radford; (b) the amount of fees received from us by Radford, as a percentage of the total revenue of Radford; (c) the policies and procedures of Radford that are designed to prevent conflicts of interest; (d) any business or personal relationship of the compensation consultants with a member of the Compensation Committee; (e) any stock of our company owned by the compensation consultants; and (f) any business or personal relationship of the compensation consultants or Radford with an executive officer of our company. The Compensation Committee determined, based on its analysis of the above factors, that the work of Radford has not created any conflict of interest, and the Compensation Committee was satisfied with the independence of Radford.
Compensation Components
Our executive compensation consists of the following components:
Base Salary
Base salary is a fixed component of compensation, and is reviewed annually. The goal is to provide our named executive officers with a stable, market-competitive base of income that is commensurate with an executive’s skills, experience and contributions to our Company. The Compensation Committee generally reviews base salaries at the beginning of each calendar year and approves any changes in salaries based on market data, significant changes in responsibilities during the prior calendar year and individual performance. The Compensation Committee generally makes its approvals on the basis of its understanding of the salary levels in effect for similar positions within the medical device industry. The Compensation Committee’s objective is to target base salaries at the 50th percentile for our peer companies. However, the base salaries of certain of our named executive officers may in some cases be above or below the 50th percentile depending on such person’s experience, the scope of his or her position, such person’s individual performance and market conditions.
In 2013, our Compensation Committee commissioned Radford to gather and analyze information from our peer companies and competitive market data to determine salary ranges for our named executive officers. The list of our peer companies, as set forth above, was compiled by Radford based upon revenue, market capitalization, headcount and industry focus. The list was approved by the Compensation Committee.
In determining the 2013 base salaries for our named executive officers, the Compensation Committee extensively reviewed, analyzed and discussed Radford's report and its assessment of salary levels for our named executive officers relative to market data. Radford concluded that the base salaries of our named executive officers were within the 50th percentile of our peer group companies. The Compensation Committee also considered performance-based factors, including experience, level of responsibility, unique skills and retention, and assessed each named executive officer's contributions to the achievement of our financial and operational objectives. Our Chief Executive Officer also reviewed and analyzed the Radford report and the other information described above and participated in the discussions and deliberations regarding base salaries for each named executive officer other than himself. Following such review, deliberation and discussion, the Compensation Committee approved the 2013 base salaries for our named executive officers.

Incentive Bonus
It is the Compensation Committee’s objective to have a substantial portion of each named executive officer’s compensation contingent upon the achievement of corporate objectives. At the beginning of each year, our Chief Executive Officer discusses corporate objectives with the Compensation Committee to be used in the bonus plan. The Compensation Committee reviews the objectives with the Chief Executive Officer and then approves and/or modifies the corporate objectives. In January 2013, the Compensation Committee approved the corporate objectives. For 2013, each of our named executive officers was eligible to receive a cash bonus up to a percentage of their base salary as follows:

Named Executive Officer	2013 Base Salary	Target Bonus Percentage	Target Bonus	Maximum Bonus
John McDermott	500,000	75%	375,000	750,000
Shelley B. Thunen	275,000	45%	123,750	247,500
Robert D. Mitchell	360,000	45%	162,000	324,000
James E. Machek(1)	177,000	35%	61,950	123,900
David M. Jennings(1)	125,000	35%	43,750	87,500
(1) 2013 salary and incentive bonuses for Mr. Machek and Mr. Jennings were prorated for their start dates, which were April 8th, 2013 and June 24th, 2013 respectively.
The target bonus amounts are established by the Compensation Committee at the beginning of each year and are based primarily on the Compensation Committee’s understanding of the compensation arrangements for similar positions in the medical device industry. The Compensation Committee benchmarks the short-term incentive compensation against other companies for the purpose of determining target total cash and suggesting changes to bonus targets. For 2013, the determination of the bonus amounts for the named executive officers were based on achievement of the following objectives:

Objective	Weight	Achievement
Financial Objectives
Achievement of a certain sales revenue target	60.0%	41.7%
Achievement of a certain earnings per share target	20.0%	7.5%
Achievement of a certain operating cash flow target	20.0%	24.0%
Total	60.0%	73.2%
Non-Financial Objectives
Achievement of certain regulatory approval goals	30.0%	18.0%
Achievement of certain quality goals	5.0%	7.5%
Achievement of certain compliance goals	5.0%	7.5%
Total	40.0%	33.0%

For purposes of the financial objectives, the Committee established fiscal year 2013 sales revenue, earnings per share and operating cash flow targets for us as well as minimum and maximum sales revenue, earnings per share and operating cash flow amounts within which cash bonuses may be paid. The portion of the cash bonus payable with respect to the sales revenue, earnings per share and operating cash flow targets is calculated by reference to our actual sales revenue, earnings per share and operating cash flow in fiscal year 2013 in relation to the established goals. If we have actual sales revenue, earnings per share or operating cash flow in an amount less than the established minimum, then no cash bonus will be paid with respect to such component. If we have actual sales revenue, earnings per share or operating cash flow in an amount between the established minimum and the target, then a cash bonus between 25% and 100% will be paid with respect to such component (in percentage increments within such range based on the actual sales revenue, earnings per share or operating cash flow). If we have actual sales revenue, earnings per share or operating cash flow in an amount equal to the established target, then a cash bonus of 100% will be paid with respect to such component. If we have actual sales revenue, earnings per share or operating cash flow in excess of the target, then a cash bonus between 100% and 200% will be paid with respect to such component (in percentage increments within such range based on the actual revenue and results per share).
For purposes of the non-financial objectives, the Committee established fiscal year 2013 product regulatory and development, quality and compliance targets. The portion of the cash bonus payable with respect to the product regulatory and development components is calculated by reference to the calendar month during which we achieve the applicable milestone, if at all. If we achieve a milestone later than the target month, then a cash bonus between 25% and 100% will be paid with respect to such milestone (in percentage increments within such range based on the month of achievement). If we achieve a milestone during the target month, then a cash bonus of 100% will be paid with respect to such milestone. If we achieve a milestone earlier than the target month, then a cash bonus between 100% and 200% will be paid with respect to such milestone (in percentage increments within such range based on the month of achievement). The portion of the cash bonus payable with respect to the quality and compliance components is calculated by reference to our achievement of certain quality and compliance targets and the related cash bonus may be in a range between a minimum of 50% and a maximum of 150% (in percentage increments within such range based on the actual level of achievement).
Following the end of the 2013 fiscal year, our Chief Executive Officer and the Compensation Committee evaluated the achievement of the financial and non-financial objectives described above. Our Chief Executive Officer and the Compensation Committee determined that we achieved the sales revenue target, assigning a weighted value of 41.7% to that component, that we exceeded the earnings per share floor, but did not achieve our earnings per share target, assigning a weighted value of 7.5% to that component, that we exceeded our operating cash flow target, assigning a weighted value of 24% to that component, that we achieved a portion of our product regulatory and development initiatives, assigning an aggregate weighted value of 18% to that component, and that we achieved the maximum quality and compliance objectives, assigning an aggregate weighted value of 15% to that component. Based on our performance targets and weights, we had earned an aggregate weighted achievement of 117%. However, our Compensation Committee concluded that achievement at the 106% level, as reflected in the percentages set forth above, better reflected our operational performance in 2013. Based on the foregoing calculations, the Compensation Committee approved a cash bonus payment for each of the named executive officers as set forth in the table below.

Named Executive Officer	Base Salary	Bonus Payment	Bonus Percentage
John McDermott	$500,000	$397,500	79.5%
Shelley B. Thunen	275,000	$131,170	47.7%
Robert D. Mitchell	$360,000	$171,713	47.7%
James E. Machek	177,000	$70,951	40.1%
David M. Jennings	$125,000	$44,518	35.6%
Mr. Jennings and Mr. Machek joined our company in 2013. Their respective bonuses were pro-rated to reflect the amount of base salary actually earned during 2013.
Long-Term Incentives
Our 2006 Stock Incentive Plan provides for grants of equity awards to qualified employees and officers. Equity awards, which may include stock options, restricted stock awards and restricted stock unit awards, are provided to our named executive officers in order to align the interests of our named executive officers with those of our stockholders and provide each individual with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business.
The number of shares subject to an award is based upon the named executive officer’s tenure, level of responsibility and relative position in our company. We have established general guidelines for making awards to the named executive officers in an attempt to target a specified percentage of total compensation in the form of equity. However, we do not adhere strictly to these guidelines and will vary the size of the award made to each named executive officer as we feel the circumstances warrant. Each time-based stock option allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years from the date of grant). Generally, each option vests in periodic installments over a four-year period, contingent upon the named executive officer’s continued employment with us. Accordingly, the option will provide a return to the named executive officer only if he remains in our employ and the market price of our common stock appreciates over the option term. Stock option awards are intended to retain executives by providing a compelling incentive for the participating executives to remain with us. The Compensation Committee may also grant performance-based restricted stock unit awards to our named executive officers. Each restricted stock unit award allows the named executive officer to acquire shares of our common stock upon our achievement of certain performance milestones set forth in the applicable award agreement. Generally, a named executive officer must be in our employ at the time we achieve a performance milestone in order to receive the benefit of vesting under a restricted stock unit award. As with stock option awards, restricted stock unit awards are intended to retain executives by providing a compelling incentive for the participating executive to remain with us and to align their interests with our long-term performance and stockholder value. In certain cases, the Compensation Committee may also grant time- or performance-based restricted stock awards to our named executive officers.
The Compensation Committee reviews equity awards to our named executive officers each year. In its analysis of equity compensation, the Compensation Committee generally reviews equity awards granted to executive officers at our peer companies and takes into consideration our operating results, product development initiatives, growth strategy and share availability. In any given year, the Compensation Committee may elect to grant equity awards depending on the Compensation Committee’s assessment of our performance, business conditions, strategic goals and plans, executive retention risk and share availability. In 2013, the Compensation Committee granted time-based stock options and performance milestone-based restricted stock units to three newly hired executive officers-Shelley Thunen, our Chief Financial Officer, James Machek, our Vice President, Research and Development, and David Jennings, our Vice President, Human Resources-as part of their initial compensation packages. For our other named executive officers, the performance-based restricted stock units granted in 2012 were intended to cover both 2012 and 2013. Thus, we did not make grants to any other named executive officer in 2013.
Other Benefits
We have a 401(k) plan for the benefit of all of our eligible employees, including the named executive officers. Employees eligible to participate in our 401(k) plan will be those employees who have attained the age of 21. Employees may elect to defer their compensation up to the statutorily prescribed limit. An employee’s interests in his or her deferrals will be 100% vested when contributed. We do not provide for matching contributions under the 401(k) plan. Contributions to the 401(k) plan and earnings on those contributions will not be taxable to the employees until distributed from the 401(k) plan.
Eligible employees, including our named executive officers, are also entitled to participate in our Amended and Restated 2006 Employee Stock Purchase Plan. Employees are eligible if they are employed by us, or any participating subsidiary, for at least 20 hours per week and more than five months in any calendar year. Shares are offered pursuant to the 2006 Employee Stock Purchase Plan in offering periods of May 1 to October 31 and November 1 to April 30, or on such other date as the administrator may determine. Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each offering period. The purchase price of the shares is the lower of 85% of the fair market value of our common stock on the purchase date or the beginning of the offering period.
We also provide health, dental, vision and life insurance and other customary employee assistance plans to all full-time employees, including the named executive officers.
Accounting and Tax Consequences
Section 162(m) of the Internal Revenue Code of 1986 limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based compensation.” In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. While the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of our overall compensation philosophy. Accordingly, we will authorize the payment of non-deductible compensation if we deem that it is consistent with its compensation philosophy and objectives and in our best interests of our stockholders.
Summary Compensation Table
The following table sets forth summary compensation information for the fiscal years ended December 31, 2013, 2012 and 2011 for our principal executive officer, our principal financial officer and our three highest paid executive officers as of the end of the last fiscal year whose total compensation exceeded $100,000, who we refer to herein as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards/ Units ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
John McDermott, Chief Executive Officer	2013	$500,000	$397,500	$—	$—	$—	$—	$897,500
	2012	$431,200	$229,614	$1,369,750	$—	$—	$—	$2,030,564
	2011	$392,000	$192,864	$—	$367,106	$—	$—	$951,970

Shelley B. Thunen(4) Chief Financial Officer and Secretary	2013	$275,000	$131,170	$574,800	$441,384	$—	$—	$1,422,354
	2012	$—	$—	$—	$—	$—	$—	$—
	2011	$—	$—	$—	$—	$—	$—	$—

Robert D. Mitchell President	2013	$360,000	$171,713	$—	$—	$—	$38,250	$569,963
	2012	$350,625	$150,855	$365,273	$—	$—	$24,000	$890,753
	2011	$350,625	$129,150	$—	$—	$—	$20,000	$499,775

James E. Machek(5) Vice President, Research and Development	2013	$177,000	$70,951	$160,719	$351,233	$—	$81,731	$841,634
	2012	$—	$—	$—	$—	$—	$—	$—
	2011	$—	$—	$—	$—	$—	$—	$—

David M. Jennings(6) Vice President, Human Resources	2013	$125,000	$44,518	$150,003	$351,508	$—	$—	$671,029
	2012	$—	$—	$—	$—	$—	$—	$—
	2011	$—	$—	$—	$—	$—	$—	$—

(1) The amounts shown are the grant date fair value of restricted stock awards or units granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values, see Note 4 to our consolidated financial statements in included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(2) The amounts shown are the grant date fair value of option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values, see Note 4 to our consolidated financial statements in included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(3) Represents amount paid for relocation expenses, travel stipends, and automobile allowances, as applicable.
(4) Ms. Thunen joined Endologix Inc. in January, 2013.
(5) Mr. Machek joined Endologix Inc. in April, 2013.
(6) Mr. Jennings joined Endologix Inc. in June, 2013.
Grants of Plan-Based Awards
The following table summarizes grants of awards pursuant to plans made to our named executive officers during the year ended December 31, 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)(1)	All Other Option Awards: Number of securities Underlying Options(#)	Exercise or Base Price of Securities Underlying Options(#)(2)	Grant Date Fair Value of Stock and Option Awards($)(2)(3)
Shelley B. Thunen	1/2/2013	40,000	—	—	$574,800
	1/2/2013	—	60,000	$14.37	$441,384
James E. Machek	4/8/2013	—	25,351	$15.41	$200,864
	5/24/2013	7,189	—	—	$99,999
	7/29/2013	—	19,217	$15.18	$150,369
	7/29/2013	4,000	—	—	$60,720
David M. Jennings	6/24/2013	11,321	—	—	$150,003
	6/24/2013	—	51,596	$13.25	$351,508
(1) Restricted stock units granted to the named executive officers in 2013.
(2) Stock option awards are granted with a value equal to fair market value at the time of issuance.
(3) Restricted stock unit value reflects the price of our stock on the grant date, multiplied by the number of restricted stock units issued. These awards vest as certain milestones are achieved, or cliff vest in four years from the grant date.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes outstanding equity awards held by our named executive officers as of December 31, 2013.

	Option Awards				Restricted Stock Awards/Units
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)
John McDermott	427,065	—	$2.67	5/12/2018	108,538	$1,892,903
	125,000	—	$3.54	7/6/2019
	63,694	7,406	$4.36	5/20/2020
	52,958	29,042	$8.26	5/25/2021

Shelley B. Thunen	—	60,000	$14.37	1/2/2023	40,000	$697,600

Robert D. Mitchell	—	—	$—	—	350,000	$6,104,000
					28,944	504,783

James E. Machek	—	25,351	$15.41	4/8/2023	11,189	$195,136
	—	19,217	$15.18	7/29/2023

David M. Jennings	—	51,596	$13.25	6/24/2023	11,321	$197,438

(1) Each option vests 25% upon the first anniversary of the grant date and then in equal monthly installments over the next three years. Options are fully vested upon the fourth anniversary of the grant date. In addition, the vesting of these options may fully accelerate upon a change in control pursuant to written agreements entered into with each of our named executive officers.
(2) Options expire 10 years from the grant date.
(3) The restricted stock awards and units vest upon the earlier of performance conditions or the fourth anniversary of the grant date, except for Mr. Mitchell's restricted stock awards which only vest upon the achievement of performance conditions. The vesting of these restricted stock awards/units may fully accelerate upon a change in control pursuant to written agreements entered into with each of our named executive officers.
(4) Based on a closing price of $17.44 per share on December 31, 2013.

Option Exercises and Stock Vested
During the year ended December 31, 2013, there were no options exercised by our named executive officers, nor did any restricted stock held by our named executive officers vest.
Severance and Change-in-Control Arrangements for Named Executive Officers
During the fiscal year ended December 31, 2013, we were parties to employment agreements with each of our named executive officers which provided that if we terminated the executive officer’s employment without cause or he or she resigned for good reason (as defined in the agreement), each executive officer, other than Mr. McDermott, was entitled to the following compensation: (i) the portion of his or her then current base salary which accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which were due, accrued or payable, (iii) a severance payment in an amount equal to four to six months of the executive’s then current base salary, (iv) to the extent not already vested, all of executive’s options to purchase shares of our common stock and restricted stock would vest by an additional four to six months, (v) a prorated payment equal to the target bonus amount for which executive would be eligible for the year in which such termination or resignation occurred and (vi) continuation of certain insurance benefits for four to six months.
With respect to Mr. McDermott, if we terminated his employment without cause or he resigned for good reason, he was entitled to the following compensation: (i) the portion of his then current base salary which accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which were due, accrued or payable, (iii) a severance payment in an amount equal to 12 months of his then current base salary, (iv) to the extent not already vested, all of his options to purchase shares of our common stock and restricted stock would fully vest and become immediately exercisable, (v) a prorated payment equal to the target bonus amount for which he would be eligible for the year in which such termination or resignation occurred and (vi) continuation of certain insurance benefits for 12 months.
In the event our named executive officers were terminated without cause or resigned for good reason in connection with a change in control, the named executive officer was entitled to the following compensation: (i) the portion of his or her then current base salary which accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which were due, accrued or payable, (iii) a severance payment in an amount equal to eight to 12 months of the executive’s then current base salary, (iv) to the extent not already vested, all of executive’s options to purchase shares of our common stock and restricted stock would accelerate and automatically vest, (v) a prorated payment equal to the target bonus amount for which executive would be eligible for the year in which such termination or resignation occurred and (vi) continuation of certain insurance benefits for eight to 12 months.
On February 1, 2014, we entered into new employment agreements with each of our named executive officers. The new employment agreements, which we refer to herein as the restated employment agreements, supersede and amend and restate the prior employment arrangements between us and our named executive officers.
Mr. McDermott’s restated employment agreement modified the terms of his prior employment arrangement with us as follows.

•
Mr. McDermott’s restated employment Agreement modified: (i) the severance payable to Mr. McDermott upon an Involuntary Termination (as defined in the restated employment agreements) such that he will be entitled to receive a lump-sum payment equal to 18 months of his base salary, payable within 60 days following termination, as opposed to 12 months of his base salary, payable in equal installments over a period of 12 months following termination; (ii) the vesting acceleration of Mr. McDermott’s stock option awards such that any stock options granted to him prior to February 1, 2014 will accelerate by 12 months following an Involuntary Termination but no stock options granted to him on or after February 1, 2014 will accelerate upon termination (prior to such change all options would accelerate by 12 months regardless of the grant date); and (iii) the vesting acceleration of Mr. McDermott’s restricted stock unit awards such that any restricted stock units granted to him prior to February 1, 2014 will accelerate by 12 months following an Involuntary Termination but no restricted stock units granted to him on or after February 1, 2014 will accelerate upon termination (prior to such change no restricted stock units would accelerate upon termination).

•
Mr. McDermott’s restated employment agreement modified: (i) the severance payable to Mr. McDermott upon an Involuntary Termination within 24 months following a Change in Control (as defined in the restated employment agreements) such that he will be entitled to receive a lump-sum payment equal to 24 months of his base salary, payable within 60 days following termination, as opposed to 12 months of his base salary, payable in equal installments over a period of 12 months following termination; and (ii) the target bonus payable to Mr. McDermott upon an Involuntary Termination within 24 months following a Change in Control such that he will be entitled to receive 100%, as opposed to a pro rata portion, of his target bonus upon termination. Mr. McDermott remains entitled to full vesting acceleration of his outstanding equity awards upon a Change in Control.

Ms. Thunen’s restated employment agreement modified the terms of her prior employment arrangement with us as follows:

•
Ms. Thunen’s restated employment agreement modified: (i) the severance payable to Ms. Thunen upon an Involuntary Termination such that any severance will be made in a lump-sum payment within 60 days following termination, as opposed to equal installment payments over a period of 6 months following termination; (ii) the vesting acceleration of Ms. Thunen’s stock option awards such that any stock options granted to her prior to February 1, 2014 will accelerate by six months following an Involuntary Termination but no stock options granted to her on or after February 1, 2014 will accelerate upon termination (prior to such change all options would accelerate regardless of the grant date); and (iii) the vesting acceleration of Ms. Thunen’s restricted stock unit awards such that any restricted stock units granted to her prior to February 1, 2014 will accelerate by six months following an Involuntary Termination but no restricted stock units granted to her on or after February 1, 2014 will accelerate upon termination (prior to such change all restricted stock awards would accelerate by six months regardless of the grant date).

•
Ms. Thunen’s restated employment agreement modified: (i) the severance payable to Ms. Thunen upon an Involuntary Termination within 24 months following a Change in Control such that she will be entitled to receive a lump-sum payment equal to 18 months of her base salary, payable within 60 days following termination, as opposed to 12 months of her base salary, payable in equal installments over a period of 12 months following termination; and (ii) the target bonus payable to Ms. Thunen upon an Involuntary Termination within 24 months following a Change in Control such that she will be entitled to receive 100%, as opposed to a pro rata portion, of her target bonus upon termination. Ms. Thunen remains entitled to full vesting acceleration of her outstanding equity awards upon a Change in Control.

The restated employment agreements of our other named executive officers modified the terms of their prior employment arrangements with us as follows.

•
The restated employment agreements of our other named executive officers modified: (i) the severance payable to such named executive officers upon an Involuntary Termination such that any severance will be made in a lump-sum payment within 60 days following termination, as opposed to equal installment payments over a period of six months following termination; (ii) the vesting acceleration of such named executive officers’ stock option awards such that any stock options granted to them prior to February 1, 2014 will accelerate by six months following an Involuntary Termination but no stock options granted to them on or after February 1, 2014 will accelerate upon termination (prior to such change all options would accelerate by six months regardless of the grant date); and (iii) the vesting acceleration of such named executive officers’ restricted stock unit awards such that any restricted stock units granted to them prior to February 1, 2014 will accelerate by six months following an Involuntary Termination but no restricted stock units granted to them on or after February 1, 2014 will accelerate upon termination (prior to such change no restricted stock units would vest following termination).

•
The restated employment agreements of our other named executive officers modified: (i) the severance payable to them upon an Involuntary Termination within 24 months following a Change in Control such that they will be entitled to receive a lump-sum payment equal to 18 months of their respective base salary, payable within 60 days following termination, as opposed to 12 months of their respective base salary, payable in equal installments over a period of 12 months following termination; (ii) the target bonus payable to them upon an Involuntary Termination within 24 months following a Change in Control such that they will be entitled to receive 100%, as opposed to a pro rata portion, of their respective target bonus upon termination; and (iii) the vesting acceleration of their outstanding equity awards such that all such equity awards shall vest in full upon a Change in Control (prior to such change full vesting of outstanding stock options required termination following a Change in Control and no restricted stock units would vest following termination).

Potential Payments Upon Termination or Change in Control
The following table summarizes the amounts that would become payable to each of our named executive officers pursuant to the severance and change in control arrangements described above assuming termination without cause or for good reason, both before and after a change in control, occurred on December 31, 2013.

Name	Benefit	Before Change in Control Termination without Cause or for Good Reason($)	After Change in Control Termination without Cause or for Good Reason($)
John McDermott	Severance pay(1)	$500,000	$500,000
	Bonus pay(2)	$375,000	$375,000
	Stock option vesting acceleration(3)(16)	$285,060	$363,476
	Restricted stock units vesting acceleration(4)(16)	$—	$1,892,903
	Continuation of benefits(5)	$22,000	$22,000

Shelley B. Thunen	Severance pay(6)	$137,500	$275,000
	Bonus pay(2)	$123,750	$123,750
	Stock option vesting acceleration(7)(16)	$65,238	$184,200
	Restricted stock units vesting acceleration(8)(16)	$209,280	$697,600
	Continuation of benefits(9)	$11,000	$22,000

Robert D. Mitchell	Severance pay(6)	$180,000	$360,000
	Bonus pay(2)	$162,000	$162,000
	Restricted stock units vesting acceleration	$—	$—
	Restricted stock awards vesting acceleration(10)(16)	$—	$6,104,000
	Continuation of benefits(9)	$11,000	$22,000

James E. Machek	Severance pay(11)	$85,000	$170,000
	Bonus pay(12)	$61,950	$61,950
	Stock option vesting acceleration(13)(16)	$12,864	$94,893
	Restricted stock units vesting acceleration	$—	$—
	Continuation of benefits(14)	$7,333	$14,667

David M. Jennings	Severance pay(6)	$120,000	$240,000
	Bonus pay(15)	$43,750	$43,750
	Stock option vesting acceleration(7)(16)	$54,047	$216,187
	Restricted stock units vesting acceleration	$—	$—
	Continuation of benefits(9)	$11,000	$22,000

(1) “Before Change in Control” and “After Change in Control” the executive is entitled to his base salary for twelve months.
(2) “Before Change in Control” and “After Change in Control” twelve month potential bonus amount shown, assuming 100% target was met, but would be prorated equal to the target bonus amount for which he or she would be entitled for the year of termination.
(3) “Before Change in Control” shares represent all stock options that would have vested in the twelve months following December 31, 2013, as they will vest immediately. “After Change in Control” shares represent all stock options as of December 31, 2013, as they will all vest immediately.
(4) “Before Change in Control” the executive will receive no accelerated vesting of restricted stock units. “After Change in Control” shares represent all restricted stock units as of December 31, 2013, as they will all vest immediately.
(5) “Before Change in Control” and “After Change in Control” represents continuation of benefits through COBRA payments for twelve months.
(6) “Before Change in Control” the executive is entitled to his or her base salary for six months. “After Change in Control” the executive is entitled to his or her base salary for twelve months.
(7) “Before Change in Control” shares represent all stock options that would have vested in the six months following December 31, 2013, as they will vest immediately. “After Change in Control” shares represent all stock options as of December 31, 2013, as they will all vest immediately.
(8) “Before Change in Control” shares represent all restricted stock units that would have vested in the six months following December 31, 2013, as they will vest immediately. “After Change in Control” shares represent all restricted stock units as of December 31, 2013, as they will all vest immediately.
(9) “Before Change in Control” represents continuation of benefits through COBRA payments for six months. “After Change in Control” represents continuation of benefits through COBRA payments for twelve months.
(10) “Before Change in Control” the executive will receive no accelerated vesting of restricted stock awards. “After Change in Control” shares represent all restricted stock awards as of December 31, 2013, as they will all vest immediately.
(11) “Before Change in Control” the executive is entitled to his base salary for four months. “After Change in Control” the executive is entitled to his base salary for eight months.
(12) “Before Change in Control” and “After Change in Control” approximately eight month potential bonus amount shown, assuming 100% target was met, but would be prorated equal to the target bonus amount for which he would be entitled for the year of termination.
(13) “Before Change in Control” shares represent all stock options that would have vested in the four months following December 31, 2013, as they will vest immediately. “After Change in Control” shares represent all stock options as of December 31, 2013, as they will all vest immediately.
(14) “Before Change in Control” represents continuation of benefits through COBRA payments for four months. “After Change in Control” represents continuation of benefits through COBRA payments for eight months.
(15) “Before Change in Control” and “After Change in Control” approximately six month potential bonus amount shown, assuming 100% target was met, but would be prorated equal to the target bonus amount for which he would be entitled for the year of termination.
(16) Calculated based on the number of equity awards for which vesting would have been accelerated, multiplied by the difference between our year-end closing price of $17.44 per share, as reported on the NASDAQ Global Select Market, and the exercise price of equity awards for which vesting would have been accelerated.

COMPENSATION OF DIRECTORS
Non-employee directors each receive a fee of $40,000 per year and reimbursement for certain travel expenses and other out-of-pocket costs. The chairman of the Audit Committee is entitled to an additional annual retainer of $20,000. The chairmen of the Compensation Committee and the Nominating and Governance Committee are entitled to an additional annual retainer of $13,000 and $9,000, respectively. In addition, each individual who first becomes a non-employee director, whether elected by the stockholders or appointed by the board of directors, automatically will be granted, at the time of such initial election or appointment, a restricted stock unit issuance of $200,000, as valued on the date of grant, which vests 25% per year over four years. On the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee director after the annual meeting will receive an additional restricted stock unit issuance of $100,000, as valued on the date of grant, which vests after one year.
Director Compensation Paid for the 2013 Fiscal Year
The following table summarizes the compensation paid to each of our directors, other than Mr. McDermott, during the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation($)	All Other Compensation($)	Total($)
Roderick de Greef(3)	$33,054	$—	$—	$—	$—	$33,054
Daniel Lemaitre	$56,000	$—	$100,000	$—	$4,474	$160,474
Gregory D. Waller	$65,000	$—	$100,000	$—	$6,461	$171,461
Thomas C. Wilder, III	$55,000	$—	$100,000	$—	$—	$155,001
Guido J. Neels	$56,500	$—	$—	$—	$4,925	$61,425
Thomas F. Zenty, III(4)	$16,446	$—	$200,000	$—	$1,763	$218,211

(1)	Reflects cash compensation earned for meeting attendance and annual retainer. Annual retainers are paid in quarterly installments and prorated for any portion of a year during which a director serves.

(2)
The amounts shown are the grant date fair value of equity awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values, see Note 4 to our consolidated financial statements in included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)	Mr. de Greef retired from our board of directors on May 23, 2013.

(4)	Mr. Zenty was elected to serve on our board of directors on May 23, 2013.
The following table sets forth the number of shares underlying outstanding equity awards (vested and unvested) held by each of our directors, other than Mr. McDermott, as of December 31, 2013.

Director	Shares Underlying Equity Awards at December 31, 2013
Daniel Lemaitre	97,148
Gregory D. Waller	23,001
Thomas C. Wilder, III	19,648
Guido J. Neels	50,000
Thomas F. Zenty, III	14,296

Compensation Committee Report
The Compensation Committee of the board of directors has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis” in this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee
Guido J. Neels
Thomas C. Wilder, III
Thomas F. Zenty, III

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Endologix under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Background
We are providing our stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay” proposal) as described below. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program.
At our annual meeting of stockholders held in May 2013, approximately 99% of the votes cast on the say-on-pay proposal were voted in favor of the proposal (excluding abstentions and broker non-votes). The Compensation Committee believes this affirms stockholders’ support of our approach to executive compensation.
Summary
Our executive compensation practices are designed to attract, retain and reward our executives and strengthen the mutuality of interests between our executives and our stockholders in order to motivate our executives to maximize stockholder value. The primary goals of our executive compensation program are to motivate our executive officers to cause us to achieve the best possible financial and operational results, to attract and retain high quality executives who can provide effective leadership, consistency of purpose and enduring relations with relevant stockholders and to align the long-term interests of our executive officers with those of our stockholders.
Our executive compensation program primarily consists of a base salary, cash incentive payments upon the achievement of corporate objectives and time-and performance-based equity incentive awards, which are generally in the form of stock options, restricted stock awards and restricted stock units. The equity component of our compensation program is designed to align a portion of our executive officer’s compensation with the interests of our stockholders to create long term value. We encourage you to carefully review the section entitled “Compensation Discussion and Analysis” in this proxy statement for additional information on our executive compensation programs and practices.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Endologix, Inc. as disclosed pursuant to the compensation disclosure rules of the SEC in the Compensation Discussion and Analysis, the related compensation tables and the narrative discussion to those tables set forth in Endologix, Inc.’s Proxy Statement for the 2014 Annual Meeting of Stockholders.”
The results of this advisory vote are not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will continue to consider the outcome of the vote when making future compensation decisions and policies regarding named executive officers.
Required Vote and Recommendation of the Board of Directors
The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the compensation of our named executive officers as set forth in this proxy statement.
The board of directors unanimously recommends that our stockholders vote “FOR” approval of the compensation of our named executive officers as set forth in this proxy statement. Proxies solicited by the board of directors will be so voted unless stockholders specify otherwise on their proxy cards.
PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK THEREUNDER FROM 75,000,000 TO 100,000,000 AND TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK THEREUNDER FROM 80,000,000 TO 105,000,000
General
Our amended and restated certificate of incorporation, as amended, currently authorizes the issuance of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Board of Directors unanimously adopted a resolution approving, and declaring advisable, subject to stockholder approval, an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock from 75,000,000 to 100,000,000 and to increase the number of authorized shares of our capital stock from 80,000,000 to 105,000,000. No change to the authorized number of shares of preferred stock is being proposed.
An increase in the number of authorized shares of common stock is necessary to enable us to have a sufficient number of authorized and unissued shares of common stock for corporate opportunities, such as additional stock offerings, acquisitions and compensation plans. If our stockholders approve this proposal, the first four sentences of the first paragraph of Article IV of our amended and restated certificate of incorporation would be amended to read in their entirety as follows:
“This corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is one hundred five million (105,000,000). The number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.001 per share. The number of shares of Common Stock authorized to be issued is one hundred million (100,000,000), par value $0.001 per share.”
Reasons for the Increase in the Number of Authorized Shares of Common Stock
Our reserve of authorized but unissued shares of common stock has been depleted as a result of financing activities through the sale of common stock and the granting of stock-based equity awards under our equity compensation plans. As of April 14, 2014, we were authorized to issue 75,000,000 shares of common stock and had 64,013,757 shares of common stock outstanding and a total of 2,446,878 shares of common stock reserved for issuance under our equity compensation plans.
Effect of Amendment to Amended and Restated Certificate of Incorporation
To provide a sufficient number of authorized and unissued shares of common stock for corporate opportunities, such as additional stock offerings, acquisitions and compensation plans, our Board of Directors approved an increase in the number of authorized shares of common stock under our amended and restated certificate of incorporation, as amended, from 75,000,000 to 100,000,000. However, other than the shares of common stock reserved for issuance under our equity compensation plans, we currently have no specific commitments or agreements to issue any shares of common stock pursuant to any stock offerings, acquisitions or compensation plans. However, the availability of additional shares for issuance, without the risk to stockholders of the delay and expense of obtaining stockholder approval at a future special meeting, will restore our flexibility to issue common stock to a level that our Board of Directors believes is advisable now. Also, while it is not the intent of this proposal, in addition to general corporate purposes, the share increase can be used to make a change in control of our company more difficult. See the section of this proxy statement titled “Potential Adverse Effects of the Amendment" below for a more detailed discussion.
The additional shares of common stock authorized for issuance are identical to the shares of common stock authorized prior to approval of this proposal. Holders of common stock do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock to maintain their proportionate ownership interest.
If approved by the stockholders, the proposed amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, which filing will be made as soon as reasonably practicable after stockholder approval. If approved by the stockholders, the increased number of authorized shares of common stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of our stockholders will be required, except as provided under Delaware law or under applicable NASDAQ Listing Rules. The availability of additional shares for issuance, without the delay and expense of obtaining stockholder approval at a special meeting, will restore our flexibility to issue common stock to a level that the Board of Directors believes is advisable and in the best interest of our stockholders.
Potential Adverse Effects of the Amendment
The availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of our company. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving us. By use of such anti-takeover devices, the Board of Directors may thwart a merger or tender offer even though stockholders might be offered a substantial premium over the then current market price of our common stock. At the present time, we are not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of our company, and the proposal to amend our amended and restated certificate of incorporation was not made in response to any such attempt.
Our amended and restated certificate of incorporation authorizes the issuance of 5,000,000 shares of preferred stock. The Board of Directors, without further action by our stockholders, has the authority to issue the preferred stock from time to time in one or more series and to fix the number of shares and the relative conversion rights, voting rights, rights and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and increasing the number of votes required to approve a change in control.
The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of our company, nor is this proposal being presented with the intent that it is used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board of Directors from taking any such actions that it deems to be consistent with its fiduciary duties.

Board of Directors’ Reservation of Rights
The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal, including without limitation editorial modifications or any other change to the amendment to our amended and restated certificate of incorporation which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.
Required Vote and Recommendation of Board of Directors
Approval of the amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock thereunder from 75,000,000 to 100,000,000 and to increase the total number of authorized shares of our capital stock thereunder from 80,000,000 to 105,000,000 will require the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting.
The board of directors unanimously recommends that our stockholders vote “FOR” approval of the amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock thereunder from 75,000,000 to 100,000,000 and to increase the total number of authorized shares of our capital stock thereunder from 80,000,000 to 105,000,000. Proxies solicited by the board of directors will be so voted unless stockholders specify otherwise on their proxy cards.
PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee approved the selection of KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and the Board has recommended that our stockholders ratify the appointment. KPMG audited our financial statements for the fiscal year ended December 31, 2013.
Prior to the Audit Committee’s appointment of KPMG, PricewaterhouseCoopers LLP, or PwC, served as our independent registered public accounting firm. In early 2012, the Audit Committee conducted a competitive process to determine our independent registered public accounting firm for the 2012 fiscal year. The Audit Committee invited six national accounting firms to participate in this process, including PwC. As a result of this process, the Audit Committee approved, on our behalf, the dismissal of PwC as our independent registered public accounting firm, effective August 9, 2012. On August 14, 2012, the Audit Committee engaged KPMG as our independent registered public accounting firm for the 2012 fiscal year.
PwC’s audit reports on our financial statements as of and for each of the two fiscal years ended December 31, 2011 and December 31, 2010, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. PwC’s audit reports on the effectiveness of our internal control over financial reporting as of December 31, 2011 and December 31, 2010 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the two fiscal years ended December 31, 2011 and December 31, 2010, and the subsequent interim period through August 9, 2012, the date of the dismissal of PwC (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between us and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its report for such periods. In addition, during the periods identified above, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
We previously reported the Audit Committee's determination to dismiss PwC and to appoint KPMG as our independent registered public accounting firm on a Current Report on Form 8-K filed by us with the SEC on August 15, 2012. We provided PwC with a copy of the foregoing disclosures and requested that PwC furnish us with a letter addressed to the SEC stating whether it agrees with the foregoing disclosures and, if not, stating the respects in which it does not agree. A copy of the letter from PwC was filed as Exhibit 16.1 to our Form 8-K filed on August 15, 2012.
During the two fiscal years ended December 31, 2011 and December 31, 2010, and the subsequent interim period through August 9, 2012, neither we, nor anyone on our behalf, consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report nor oral advice was provided by KPMG that was an important factor considered us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any of the matter that was either the subject of a disagreement or a reportable event.
Although we are not required to submit the appointment of our independent registered public accountants for stockholder approval, if the stockholders do not ratify the appointment of KPMG, the Audit Committee may reconsider the appointment of KPMG. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of us or our stockholders.
Representatives of KPMG are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Required Vote and Recommendation of the Board of Directors
The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
The board of directors unanimously recommends that our stockholders vote “FOR” ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Proxies solicited by the board of directors will be so voted unless stockholders specify otherwise on their proxy cards.
Audit Fees
The following table sets forth the aggregate fees billed to us for professional services rendered by KPMG and PwC for the fiscal years ended December 31, 2013 and December 31, 2012:

	December 31,		2012 Total	December 31,		2013 Total
	2012			2013
	PwC	KPMG		PwC	KPMG
Audit Fees (1)	$209,900	$489,000	$698,900	$41,000	$478,036	$519,036
Audit-Related Fees (2)	$30,000	$—	$30,000	$—	$—	$—
Tax Fees (3)	$66,160	$—	$66,160	$—	$217,484	$217,484
All Other Fees (4)	$247,821	$68,758	$316,579	$58,600	$154,895	$213,495
Total	$553,881	$557,758	$1,111,639	$99,600	$850,415	$950,015

(1)
Includes fees for professional services rendered for the audit of our annual consolidated financial statements and the audit of management’s assessment of the design and operating effectiveness of our internal control over financial reporting on Form 10-K, and for reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)
Includes fees for professional services rendered for the review of our Form 8-K filed on August 15, 2012, announcing the transition to KPMG as our independent registered public accounting firm for the 2012 fiscal year, and general activities performed by PwC in providing KPMG access to its 2012, 2011, and 2010 financial statement audit and quarterly review work papers for our company.

(3)	Includes fees for professional services rendered for corporate tax planning matters in connection with our expansion of direct operations outside of the United States.

(4)
Includes fees for professional services rendered for (i) due diligence procedures performed for a business we acquired in July 2012; (ii) comfort letter preparation and delivery to investment bankers in connection with our June 2012 issuance of common stock and our December 2013 issuance of senior convertible promissory notes; (iii) assistance with our preparation for the federal Medical Device Excise Tax, which went into effect January 1, 2013; and (iv) subscription fees for an on-line accounting research tool.

Pre-Approval Policy for Non-Audit Services
The Audit Committee reviews and pre-approves all non-audit services to be performed by our independent registered public accounting firm, subject to certain de minimis exceptions. Such pre-approval is on a project by project basis. The Audit Committee approved all non-audit services provided by PwC and KPMG described above.
Report of the Audit Committee of the Board of Directors
Management is responsible for the Company’s internal control over financial reporting and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.
The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report on the Company’s financial statements and of its internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters as required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
Based upon the review and discussions described in this report, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission.
Members of the Audit Committee
Gregory D. Waller
Thomas C. Wilder, III
Daniel Lemaitre
The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Endologix under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING
Rule 14a-8 of the Exchange Act specifies the requirements for inclusion of stockholder proposals in our proxy statement for an annual meeting of stockholders. If we hold our 2015 annual meeting of stockholders on or about the same time as this year’s annual meeting, then any stockholder desiring to submit a proposal for action at the 2015 annual meeting of stockholders should arrange for such proposal to be delivered to us at our principal place of business no later than December 23, 2014, in order to be considered for inclusion in our proxy statement relating to that meeting. However, if we hold our 2015 annual meeting of stockholders on a date that is more than 30 days earlier or later than this year’s annual meeting, then a stockholder proposal must be received by us at our principal place of business in a reasonable amount of time prior to when we begin to print and mail our proxy materials. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by Rule 14a-8 of the Exchange Act, rules and regulations of the SEC and other laws and regulations.
If a stockholder desires to bring business before the meeting which is not the subject of a proposal properly submitted in accordance with Rule 14a-8 of the Exchange Act, the stockholder must follow procedures outlined in our Bylaws. Our Bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (a) such nominations or proposals are included in our proxy statement or otherwise properly brought before the meeting by or at the direction of the board of directors, or (b) the stockholder has delivered or mailed written notice to us (containing certain information specified in the Bylaws), and our secretary has received such written notice, not less than 90 days prior to the date of the meeting. However, if we have given less than 100 days advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by us not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
A copy of the full text of the Bylaw provisions containing the advance notice procedures described above may be obtained upon written request to our secretary.
OTHER BUSINESS
The board of directors is not aware of any other matter which may be presented for action at the annual meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

John McDermott
Chief Executive Officer and Chairman of the Board

VOTE BY INTERNET - www.proxyvote.com
ENDOLOGIX 11 Studebaker Irvine, California 92618
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the numbers(s) of the nominee(s) on the line below.
	All	All	Except
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	¬	¬	¬
Nominee
01 Daniel Lemaitre
The Board of Directors recommends you vote FOR proposals 2., 3. And 4.				For	Against	Abstain
2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement.				¬	¬	¬

3. Approval of an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock thereunder from 75,000,000 to 100,000,000 and to increase the total number of authorized shares of our capital stock from 80,000,000 to 105,000,000.
				¬	¬	¬
4. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.				¬	¬	¬
Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at http://www.endologix.com/materialsproxyvote/.

ENDOLOGIX, INC. Annual Meeting of Stockholders May 22, 2014 8:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby nominates, constitutes and appoints John McDermott and Shelley B. Thunen, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ENDOLOGIX, INC. which the undersigned is entitled to represent and vote at the 2014 Annual Meeting of Stockholders to be held at the Company’s offices at 11 Studebaker, Irvine, California 92618 on May 22, 2014, at 8:00 a.m., Pacific Time, and at any and all adjournments or postponements thereof as fully as if the undersigned were present and voting at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEE NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” APPROVAL ON A NON- BINDING ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, “FOR” APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES AND “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014. THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY OR PROXIES HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE SHARES OF COMMON STOCK OF THE COMPANY HELD BY THE UNDERSIGNED.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Continued and to be signed on reverse side